                                                                    Exhibit 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                           and Common Share Equivalent
                     (In millions, except per-share amounts)

                                                                               12 Weeks Ended
                                                             ----------------------------------------------------
                                                                 September 9, 1995          September 10, 1994
                                                             ------------------------    ------------------------
                                                                Fully                      Fully
                                                               Diluted       Primary      Diluted        Primary
                                                             ----------    ----------    ----------    ----------
Income before extraordinary loss                             $    83.7     $    83.7     $    63.7     $    63.7
Extraordinary loss                                                --            --            (2.7)         (2.7)
                                                             ----------    ----------    ----------    ----------
Net income                                                   $    83.7     $    83.7     $    61.0     $    61.0
                                                             ==========    ==========    ==========    ==========


Weighted average common shares outstanding                       106.4         106.2         103.3         103.1
Common share equivalents                                          14.4          14.3          19.2          19.0
                                                             ---------     ---------     ---------     ---------
Weighted average common shares and common
   share equivalents                                             120.8         120.5         122.5         122.1
                                                             =========     =========     =========     =========

Earnings per common share and common
   share equivalent:
     Income before extraordinary loss                        $     0.69    $     0.69    $     0.52    $     0.52
     Extraordinary loss                                           --            --            (0.02)        (0.02)
                                                             ----------    ----------    ----------    ----------
     Net Income                                              $     0.69    $     0.69    $     0.50    $     0.50
                                                             ==========    ==========    ==========    ==========


Calculation of common share equivalents:

        Options and warrants to purchase common
             shares                                               21.8          22.0          27.8          28.0
        Common shares assumed purchased with
             potential proceeds                                   (7.4)         (7.7)         (8.6)         (9.0)
                                                             ----------    ----------    ----------    ----------
        Common share equivalents                                  14.4          14.3          19.2          19.0
                                                             ==========    ==========    ==========    ==========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares              $   298.2     $   290.4     $   238.7     $   233.6
        Common stock price used under the treasury
             stock method                                    $   40.38     $   37.83     $   27.62     $   25.91
        Common shares assumed purchased with
             potential proceeds                                    7.4           7.7           8.6           9.0


        (Continued)


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

                         SAFEWAY INC. AND SUBSIDIARIES              Exhibit 11.1
                    Computation of Earnings Per Common Share
                     and Common Share Equivalent (Continued)
                     (in millions, except per share amounts)

                                                                               36 Weeks Ended
                                                             ----------------------------------------------------
                                                                 September 9, 1995          September 10, 1994
                                                             ------------------------    ------------------------
                                                                Fully                      Fully
                                                               Diluted       Primary      Diluted        Primary
                                                             ----------    ----------    ----------    ----------
Income before extraordinary loss                             $   214.4     $   214.4     $   164.5     $   164.5
Extraordinary loss                                                --            --           (10.1)        (10.1)
                                                             ----------    ----------    ----------    ----------
Net income                                                   $   214.4     $   214.4     $   154.4     $   154.4
                                                             ==========    =========     =========     ==========


Weighted average common shares outstanding                       106.3         105.7         103.3         102.4
Common share equivalents                                          14.9          14.8          19.2          19.1
                                                             ---------     ---------     ---------     ---------
Weighted average common shares and common
   share equivalents                                             121.2         120.5         122.5         121.5
                                                             =========     =========     =========     =========


Earnings per common share and common
   share equivalent:


        Income before extraordinary loss                     $     1.77    $     1.78    $     1.34    $     1.35
        Extraordinary loss                                        --            --            (0.08)        (0.08)
                                                             ----------    ----------    ----------    ----------
        Net income                                           $     1.77    $     1.78    $     1.26    $     1.27
                                                             ==========    =========     =========     ==========


Calculation of common share equivalents:

        Options and warrants to purchase common shares            22.3          22.8          27.8          28.6
        Common shares assumed purchased with potential
             proceeds                                             (7.4)         (8.0)         (8.6)         (9.5)
                                                             ----------    ----------    ----------    ----------
        Common share equivalents                                  14.9          14.8          19.2          19.1
                                                             ==========    =========     =========     ==========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares              $   297.2     $   286.7     $   237.4     $   230.7
        Common stock price used under the treasury
             stock method                                    $   40.38     $   35.78     $   27.62     $   24.33
        Common shares assumed purchased with
             potential proceeds                                    7.4           8.0           8.6           9.5


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